IDENTIVE GROUP ANNOUNCES NEW FUNDING FROM PRIVATE PLACEMENT

SANTA ANA, Calif. and ISMANING, Germany, August 14, 2013 – Identive Group, Inc. (NASDAQ: INVE) (Frankfurt: INV), a provider of solutions and services for the identification, security and RFID industries, has entered into subscription agreements for the private placement of up to 8,348,471 shares of its common stock and 8,348,471 warrants to purchase shares of its common stock to accredited and other qualified investors in the United States and internationally. The anticipated gross proceeds will be approximately $7.1 million before offering expenses and transaction costs of approximately 10%, with investors paying $0.85 for one share and one warrant. The warrants have a strike price of $1.00 and are exercisable for a period of four years, beginning six months after closing. While the investors have the option to withdraw their investment if the gross proceeds at closing do not reach $8 million, to date investors representing over 94% of the amount subscribed have agreed to waive the option. The proceeds will be used for working capital purposes, capacity expansion and balance sheet optimization. The transaction is expected to close on or about August 15, 2013.

The securities will be issued in a private placement to accredited and other qualified investors in the United States and internationally in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, including Section 4(2) thereof and Regulation D and Regulation S thereunder, as well as comparable exemptions under applicable state and foreign securities laws. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from such registration requirements. Pursuant to the terms of the subscription agreements, the Company plans to file a registration statement with the Securities and Exchange Commission following the closing of the transaction to register the shares and shares underlying the warrants for resale. The Company engaged a placement agent outside the United States to facilitate the offering to non-US investors. The placement agent is entitled to a cash fee based upon the percentage of the gross proceeds raised from non-US investors introduced by the placement agent, as well as shares and warrants on the same terms as the investors in the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Identive

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” intends, “expects,” and similar references to the future. Examples of such statements include the expected closing date of the private placement and potential growth opportunities for the Company. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully complete the private placement and our ability to execute our growth strategy. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission.

Note: Identive, the Identive logo are trademarks of Identive Group, Inc, registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

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Contacts:

Identive:

Darby Dye, +1 949 553 4251, ddye@identive-group.com

Lennart Streibel, +49 89 9595 5195, lstreibel@identive-group.com

LHA:

Kirsten Chapman and Becky Herrick, +1 415 433 3777, identive@lhai.com